NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")
OR ANY OTHER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM
THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO REGULATION D AND
SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON
EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE
DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE
PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS.

                             STOCK PURCHASE WARRANT

                 To Purchase 7,500,000 Shares of Common Stock of

                         CEDRIC KUSHNER PROMOTIONS, INC.

     THIS CERTIFIES that, for value received, Livingston Investments, LLC (the
"Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after November 1,
2006 (the "Initial Exercise Date") and on or prior to the close of business on
November 1, 2015 (the "Termination Date") but not thereafter, to subscribe for and purchase from Cedric Kushner Promotions, Inc., a corporation incorporated in the State of Delaware (the "Company"), up to 7,500,000 shares (the "Warrant
Shares") of Common Stock, $0.01 par value, of the Company (the "Common Stock").
The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $.10. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the
Term Sheet for Modification of Loan and Consulting Arrangements, dated February
10, 2005 (as amended by the letter agreements dated as of March 9, 2005, June
21, 2005, August 16, 2005 and October 3, 2005), by and among the Holder, Mackin
Charitable Remainder Trust, the Company, Cedric Kushner Promotions, Ltd. and
Cedric Kushner Boxing, Inc. pursuant to which this Warrant has been issued (the
"Term Sheet"), this Warrant shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the
Term Sheet.

     1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the
Holder hereof in person or by duly authorized attorney, upon surrender of this
Warrant together with the Assignment Form annexed hereto properly endorsed.

     2. Vesting of Warrant. This Warrant shall vest as to 1,500,000 Warrant
Shares on November 1, 2006 and thereafter on each anniversary thereof an additional 1,500,000 Warrant Shares shall vest until such time as all the
Warrant Shares are fully-vested. Notwithstanding anything contained in the foregoing to the contrary, all unvested Warrant Shares shall be fully vested upon a Change of Control of the Company. For purposes of this Section 2, a
"Change of Control" shall be deemed to have occurred if (i) any person, entity or group of persons or entities acting in concert (collectively, a "Third
Person") becomes the beneficial owners of 50% or more of the then outstanding shares of Common Stock of the Company, (ii) any Third Person holds revocable or irrevocable proxies entitling them to vote 50% or more of the then outstanding shares of the Company's Common Stock (other than the persons named as proxies in any Proxy Statement prepared by management of the Company in connection with an annual or special meeting of stockholders called by an officer or the Board of
Directors of the Company (the "Board")), (iii) a merger, sale of substantially all the assets of the Company, share exchange or consolidation of the Company and any other Third Person, as a result of which the Company's Common Stock becomes exchangeable for other securities or property or cash, or (iv) if a majority of the members of the Board is replaced during any 12-month period prior to the Termination Date but only if the directors who replace such majority have not been elected either by the remaining members of the Board or by the stockholders of the Company.

     3. Authorization of Shares. The Company covenants that all shares of Common
Stock which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this
Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     4. Exercise of Warrant.

        (a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date as to the then-vested portion(s) of this Warrant, and before the close of business on the
Termination Date by the surrender of this Warrant at the office of the Company
(or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company) accompanied by written notice of exercise to the
Company specifying the number of shares of Common Stock with respect to which the Warrant is being exercised, and delivering to the Company: (A) a copy of an irrevocable instruction from Holder to an underwriter or broker directing such underwriter or broker to sell shares of Common Stock to be acquired by the exercise of this Warrant in an amount (net of brokers' and underwriters' fees, commissions or discounts) sufficient to pay such exercise price in full and
Holder promptly remits to the Company the amount of such exercise price, all of which arrangements shall be reasonably satisfactory to the Company; (B)
irrevocable instructions from Holder to the Company to withhold from the shares of Common Stock to be acquired by the exercise of such Warrant a number of shares having a fair market value on the date of exercise sufficient to pay such exercise price in full; or (C) a combination of the foregoing (A) or (B). The
Holder of this Warrant shall be entitled to receive a certificate for the number of shares of

Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder hereof within three (3) Business Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 6 prior to the issuance of such shares, have been paid.

        (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing
Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

     5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this
Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

     6. Charges, Taxes and Expenses. Issuance of certificates for shares of
Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the
Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the
Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     7. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

     8. Transfer, Division and Combination. (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the
Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new
Warrant issued.

(b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 8.

(d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfers of the Warrants.

     9. No Rights as Stockholder until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the
Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

     10. Loss, Theft, Destruction or Mutilation of Warrant. The Company
covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it
(which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

     11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     12. Adjustments of Exercise Price and Number of Warrant Shares.

           a. Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common
Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of

Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such
Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

           b. Reorganization, Merger, Consolidation or Disposition of Assets. In
case the Company shall reorganize its capital, merge or consolidate with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the
Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, merger, consolidation or sale, transfer or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation
("Other Property"), are to be received by or distributed to the holders of
Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, merger, consolidation, sale, transfer or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, merger, consolidation, sale, transfer or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of
Directors of the Company) in order to provide for adjustments of shares of
Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12.
For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing

provisions of this Section 12 shall similarly apply to successive reorganizations, mergers, consolidations, sales, transfers or dispositions of assets.

           13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

           14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property)
purchasable upon the exercise of this Warrant and the Exercise Price of such
Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

           15. Notice of Corporate Action. If at any time:

        (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

        (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the
Company to, another corporation; or

        (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the
Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution, right to subscribe or right to purchase or for determining rights to vote in respect of any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of
Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of
Holder appearing on the books of the Company and delivered in accordance with
Section 17(d).

           16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued
Common Stock a sufficient number of shares to provide for the issuance of the
Warrant Shares upon the exercise of any purchase rights under this Warrant. The
Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant
Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such
Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange, quotation system, market or over-the-counter bulletin board upon which the
Common Stock may be listed.

           The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the
Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the
Company to perform its obligations under this Warrant.

           Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the
Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

           17. Miscellaneous.

              a. Jurisdiction. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law principles or rules.

              b. Restrictions. The Holder hereof acknowledges that the Warrant
Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

              c. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the
Company willfully fails to comply with any provision of this Warrant, the
Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

              d. Notices. Any notice or other communication required or
permitted hereunder shall be in writing and shall be delivered personally
(including by courier or overnight courier), or sent by facsimile transmission, or by certified or registered first class mail, postage prepaid. Any such notice shall be deemed given when so delivered personally; or if sent by facsimile transmission, when transmitted; or, if mailed, forty-eight (48) hours after the date of deposit in the mail, as follows:

                 (i)  If to the Company to:

                      Cedric Kushner Promotions, Inc.
                      1414 Avenue of the Americas
                      Suite 406
                      New York, New York 10019
                      Attention:  President
                      Telecopier: (212) 755-1989

                      With a copy to:

                 (ii) if to the Holder to:

                      Livingston Investments, LLC
                      c/o Mark Brown, Esq.
                      Kaye Scholer LLP
                      777 South Flagler Drive
                      Suite 900
                      West Palm Beach, Florida 33401

                      With a copy to:

                      Joel I. Frank, Esq.
                      Hartman & Craven LLP
                      488 Madison Avenue
                      New York, New York 10022
                      Telecopier: (212) 688-2870

              e. Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of

the rights or privileges of Holder hereof, shall give rise to any liability of
Holder for the purchase price of any Common Stock or as a stockholder of the
Company, whether such liability is asserted by the Company or by creditors of the Company.

              f. Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

              g. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

              h. Indemnification. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, reasonable attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant;
provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from
Holder's negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

              i. Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

              j. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

              k. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

              l. Provision of Reports and Other Information. For as long as this
Warrant is exercisable, the Company covenants to provide to Holder (i) copies of all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, promptly after the filing thereof; (ii) copies of

all documents that are provided to shareholders of the Company; and (iii) any other information reasonably requested by Holder.

              m. Surrender of Warrant. Notwithstanding anything to the contrary contained herein, Holder shall have the right, at any time and from time to time, to surrender all or any portion of the Warrant to the Company with no consideration being paid by the Company for such surrendered Warrant.
Thereafter, Holder shall have no claim against the Company for compensation arising from such surrender(s).

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: November 1, 2005

                             CECRIC KUSHNER PROMOTIONS, INC.

                             By /s/ James DiLorenzo
                                -------------------
                             Name: James DiLorenzo
                             Title: Executive Vice President

                                       10

                               NOTICE OF EXERCISE

     To: Cedric Kushner Promotions, Inc.

     (1) ______The undersigned hereby elects to purchase ________ shares of
Common Stock (the "Common Stock") of Cedric Kushner Promotions, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares of
Common Stock in the name of the undersigned or in such other name as is specified below:

                              ---------------------------------------
                              (Name)
                              ---------------------------------------
                              (Address)
                              ---------------------------------------

Dated:

                                                 ------------------------------
                                                 Signature

                                       11

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

___________________________________________________________________.

___________________________________________________________________

                                    Dated:  ______________, _______

                           Holder's Signature: _____________________________

                           Holder's Address: _______________________________

                                             _______________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing
Warrant.